MANAGEMENT SERVICES AGREEMENT


THIS AGREEMENT, made as of the 20th day of August, 2005, by and between GREENSHIFT CORPORATION, having its principal office at 111 Howard Blvd., Suite 108, Mount Arlington, New Jersey 07856 ("GreenShift"), and HUGO INTERNATIONAL TELECOM, INC. ("HGOI").


WHEREAS, GreenShift has substantial managerial, legal, accounting, regulatory and merchant banking expertise (the "Management Services");

WHEREAS, HGOI is in need of such services; and,

WHEREAS, the parties which to enter into an arrangement whereby GreenShift will provide HGOI with its Management Services.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth and for other good and valuable consideration, the receipt of which by each of the parties hereto is hereby acknowledged, it is agreed as follows:


1. ENGAGEMENT. HGOI hereby retains GreenShift to render the Management Services to HGOI (the "GreenShift Services"). The GreenShift Services shall include, but shall not be limited to, providing management assistance, providing assistance with business and other development activities, locating additional management, locating, negotiating and structuring suitable acquisitions, and assisting with creating and implementing a plan to grow HGOI.


2. TERM. Except in the case of earlier termination, as hereinafter specifically provided, the term (the "Services Period") of this Agreement shall be as of the date first above written (the effective date hereof) through and including FIVE (5) years from the date first above written; provided, however, that after expiration of the employment period, this Agreement and the Services Period shall automatically be renewed each April 1 for successive one-year terms so that the remaining term of this Agreement and the Employment Period shall continue to be one year at all times after expiration of the employment period unless the Company or the Executive delivers written notice to the other party at least sixty (60) days preceding the expiration of the employment period or any one-year extension date of the intention not to extend the term of this Agreement.


3. MANAGEMENT SERVICE FEES. In return for the GreenShift Services, HGOI shall issue GreenShift a secured promissory note for the following: (a) ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) due and payable upon execution hereof for GreenShift Services through December 31, 2005, and then per year thereafter, in the form of cash and/or registered HGOI common stock. (b) Reimbursement of the expenses incurred by GreenShift during its performance hereunder in the form of , in the form of cash and/or registered HGOI common stock.


4. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that the services to be provided by GreenShift under this Agreement are services rendered by it solely as an independent contractor and not as an employee of HGOI. GreenShift shall not be authorized to create or assume any liability or obligation of any kind for or on behalf of HGOI. As an independent contractor, GreenShift shall remain fully responsible for complying with all applicable federal and state laws and, more specifically, for payment of all taxes or contributions which may be payable based upon GreenShift's receipt of compensation hereunder, including, but not limited to, federal and state income taxes, social security taxes, unemployment compensation taxes, and any other applicable taxes or business license fees.


5.   PROPRIETARY RIGHTS AND CONFIDENTIALITY.


     (a) Except as expressly set forth herein, neither this Agreement nor any services to be performed hereunder shall be construed as granting to GreenShift any license or right in or to any patent, copyright, trademark or other proprietary right of HGOI.


     (b) The parties acknowledge that their relationship with the other is one of high trust and confidence and that in the course of performing the services contemplated by this Agreement each will have access to and contact with Proprietary Information. The parties agree that neither will, during the term of this Agreement or at any time thereafter, disclose to others, or use for its benefit or the benefit of others, any Proprietary Information. 2


     (c) For purposes of this Agreement, "Proprietary Information" shall mean, by way of illustration and not limitation, all information (whether or not patentable or copyrightable or able to be protected by trademark) owned, possessed or used by either party, including, without limitation, HGOI's technology and know-how related thereto, inventions, formulas, employee information, organizational plans, customer information, apparatus, equipment, trade secrets, processes, research, reports, technical data, know-how, marketing and brand plans, strategic and business plans, brand names, logos, market research or analyses, training materials and business methodologies, projections, forecasts, unpublished financial statements, budgets, licenses, prices, costing and employee lists that are communicated to, learned of, developed or otherwise acquired by either party in the course of rendering performance hereof.


     (d) The parties' obligations under this Section shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Distributor or others of the terms of this Section, (ii) is generally disclosed to third parties by the other without restriction on such third parties, or (iii) is approved for release by written authorization of the president of the relevant party.


     (e) Upon termination of this Agreement or at any other time upon request by either party, the requesting party shall promptly deliver to the other all records, files, a computer-readable version of all mailing lists and databases, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the requesting party.


     (f) The parties represent that their performance under this Agreement does not, and shall not, breach any agreement that obligates it to keep in confidence any trade secrets or confidential or proprietary information of its own or of any other party or to refrain from competing, directly or indirectly, with the business of any other party.


6. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, to the parties at the following addresses:


           To the Corporation:
           HGOI
           111 Howard Blvd, Suite 108
           Mount Arlington, New Jersey 07856


           To GreenShift:
           GreenShift Corporation
           111 Howard Blvd, Suite 108
           Mount Arlington, New Jersey 07856

Any notice required or permitted hereunder shall be effective upon receipt.


7.   MISCELLANEOUS.


          (a) Corporate Authorization. Each party represents and warrants that it has full power, capacity and authority to execute and deliver this Agreement and the related agreements, and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such party, and no other proceedings are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby; and this Agreement has been duly and validly executed and delivered by such party, and constitutes the legal, valid and binding agreement of such party.


          (b) No Approvals Required. There is no authorization, consent, order or approval of, or notice to or filing required to be obtained or given in order for such party to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to fully perform its obligations hereunder.


          (c) No Violations. The execution, delivery and performance by either party of this Agreement, and the consummation by either party of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which either party is subject, (ii) violate any order, judgment or decree applicable to either party, (iii) conflict with or result in a breach or default under any term or condition of the corporate charter or bylaws of either party, or (iv) violate or result in a breach or default of any term or condition of any contract or agreement with any third party.


          (d) Governing Law and Jurisdiction. The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the State of New Jersey. The parties agree that venue and jurisdiction for any action arising out of this Agreement shall be proper in and only in the Superior Court of the State of New Jersey, County of Passaic, and the parties consent to the jurisdiction of such court.


          (e) Severability. The provisions of this Agreement are intended to be severable. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it shall be held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the maximum extent permitted by law.


          (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed by all of the parties reflected as the signatories hereto and delivered to all of the other parties hereto.


          (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings and writings relating to the subject matter of this Agreement.


          (h) Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or any other covenant, agreement, term or condition. Any party by notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any covenant or agreement of any other party to this Agreement. No waiver shall be deemed to have been made unless expressed in writing and signed by such party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.


          (i) Approvals and Consents. Whenever the consent or approval of a party is required under any provision of this Agreement or a matter is subject to the satisfaction of a party then, except as otherwise specifically provided in this Agreement, such party shall not unreasonably withhold such consent or approval, shall not be unreasonable in deciding whether such matter is satisfactory, and shall not unreasonably delay communicating its decision. Whenever in this Agreement it is provided that it shall be necessary for one party to have another party's consent or approval to any action, such consent or approval must be received in writing prior to the taking of the action to which it relates.


          (j) Amendments. This Agreement may not be modified or amended without the written consent of all parties hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


HUGO INTERNATIONAL TELECOM, INC.


By: /s/ Kevin Kreisler
    ----------------------------
        Kevin Kreisler
        Chairman


GREENSHIFT CORPORATION


By: /s/ Kevin Kreisler
    ---------------------------
        Kevin Kreisler
        Chairman and Chief Executive Officer